Exhibit 99.4

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

SECURITIES AND EXCHANGE COMMISSION,

Plaintiff,	Civil No.14-CV-9956
v.

AVON PRODUCTS, INC.,

Defendant.

CONSENT OF DEFENDANT AVON PRODUCTS, INC.

1.Defendant Avon Products, Inc. (“Defendant” or “Company”) waives service of a summons and the Complaint in this action, enters a general appearance, and admits to the Court’s jurisdiction over Defendant and over the subject matter of this action.
2.Defendant has agreed with the United States Department of Justice, Criminal Division, Fraud Section and the Office of the United States Attorney for the Southern District of New York to enter into a Deferred Prosecution Agreement to resolve potential criminal liability for conduct relating to certain of the allegations in this Complaint.
3.Defendant hereby consents to the entry of the final Judgment in the form attached hereto (the “Final Judgment”) and incorporated by reference herein, which among other things:

(a)	Permanently restrains and enjoins Defendant from violation of Sections 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934 [15 U.S.C. §§ 78m(b)(2)(A) and 78m(b)(2)(B)];

(b)	Orders Defendant to pay disgorgement of $52,850,000, representing profits gained as a result of the conduct alleged in the Complaint, together with prejudgment interest thereon in the amount of $14,515,013.13, for a total of $67,365,013.13; and

(c)
Orders Defendant, within ninety (90) days of the entry of the Final Judgment, to retain an independent corporate compliance monitor and provide corporate compliance reporting pursuant to paragraphs 4 through 36 of this Consent.

Retention of Monitor and Term of Engagement

4.The Company shall engage an independent compliance monitor (the “Monitor”) not unacceptable to the Commission staff within ninety (90) days of the entry of the Final Judgment. The Monitor shall have, at a minimum, the following qualifications: (i) demonstrated expertise with respect to the Foreign Corrupt Practices Act (“FCPA”) and other applicable anti- corruption laws, including experience counseling on FCPA issues; (ii) experience designing and/or reviewing corporate compliance policies, procedures, and internal accounting controls, including FCPA and anti-corruption policies, procedures, and internal accounting controls; (iii) the ability to access and deploy resources as necessary to discharge the Monitor’s duties as described in the Consent; and (iv) sufficient independence from the Company to ensure effective and impartial performance of the Monitor’s duties as described in the Consent. The Commission staff may extend the Company’s time period to retain the Monitor, in its sole discretion. If the Monitor resigns or is otherwise unable to fulfill his or her obligations as set out herein, the Company shall retain a Monitor that is not unacceptable to the Commission staff within thirty
(30) days.

5.The Company shall retain the Monitor for a period of not less than eighteen (18) months (the “Term of the Monitorship”), unless the Commission staff finds, in its sole discretion,

that there exists a change in circumstances sufficient to eliminate the need for the Monitor, in which case the Term of the Monitorship may be terminated early. The Term of the Monitorship can be extended to a total of thirty-six (36) months from the date the Monitor is retained, as set forth below. At the conclusion of the Monitorship, the Company shall enter a period of self- reporting for a period of eighteen (18) months from the conclusion of the Monitorship not to exceed thirty-six (36) months from the date the Monitor is retained.
6.During the Term of the Monitorship and for a period of two years from conclusion of the Monitorship, neither the Company nor any of its then-current or former affiliates, subsidiaries, directors, officers, employees, or agents acting in their capacity as such shall enter into, or discuss the possibility of, any employment, consultant, attorney-client, auditing, or other professional relationship with the Monitor.

Company’s Obligations

7.The Company shall cooperate fully with the Monitor, and provide the Monitor with access to all information, documents, records, facilities, and employees as reasonably requested by the Monitor. The Company shall use its best efforts to provide the Monitor with access to the Company’s former employees and its third-party vendors, agents, and consultants.
8.The parties agree that no attorney-client relationship shall be formed between the Company and the Monitor. In the event that the Company seeks to withhold from the Monitor access to information, documents, records, facilities, current or former employees of the Company, its third-party vendors, agents, or consultants that may be subject to a claim of attorney-client privilege or to the attorney work-product doctrine, or where the Company reasonably believes production would otherwise be inconsistent with applicable law, the Company shall work cooperatively with the Monitor to resolve the matter to the satisfaction of the Monitor. If, during the Term of the Monitorship, the Monitor believes that the Company is unreasonably withholding access on the basis of a claim of attorney-client privilege, attorney work-product doctrine, or other asserted applicable law, the Monitor shall promptly notify the Commission staff.
9.Any disclosure by the Company to the Monitor concerning corrupt payments, false books and records, and internal accounting control failures shall not relieve the Company of any otherwise applicable obligation to truthfully disclose such matters to the Commission staff.

Monitor’s Mandate

10.The Monitor shall evaluate the effectiveness of the internal accounting controls, recordkeeping, and financial reporting policies and procedures of the Company as they relate to the Company’s current and ongoing compliance with the anti-bribery, books and records, and internal accounting controls provisions of the FCPA and other applicable anti-corruption laws (the “anti-corruption laws”), and make recommendations reasonably designed to improve the effectiveness of the Company’s internal accounting controls and corporate compliance program (the “Mandate”). This Mandate shall include an assessment of the Board of Directors’ and senior management’s commitment to, and effective implementation of, the corporate compliance program. In carrying out the Mandate, to the extent appropriate under the circumstances, the Monitor may coordinate with Company personnel, including in-house counsel, compliance personnel, and internal auditors. The Monitor may rely on the product of the Company’s processes, such as the results of studies, reviews, sampling and testing methodologies, audits, and analyses conducted by or on behalf of the Company, as well as the Company’s internal resources

(e.g., legal, compliance, and internal audit), which can assist the Monitor in carrying out the Mandate, provided the Monitor has confidence in the quality of those resources.
11.During the Term of the Monitorship, the Monitor shall conduct an initial review and a follow-up review and prepare an initial report and a follow-up report, and issue a Certification Report if appropriate, as described below.
Initial Review and Report

12.Promptly upon being retained, the Monitor shall prepare a written work plan, which shall be submitted to the Company and the Commission staff for comment no later than thirty (30) days after being retained.
13.In order to conduct an effective initial review and to understand fully any existing deficiencies in the Company’s internal accounting controls and corporate compliance program, the Monitor’s work plan shall include such steps as are reasonably necessary to understand the Company’s business and its global FCPA risks. The steps shall include:

(a)
inspection of relevant documents, including the internal accounting controls, recordkeeping, and financial reporting policies and procedures as they relate to the Company’s compliance with the books and records, internal accounting controls and anti-bribery provisions of the FCPA;

(b)
onsite observation of selected systems and procedures comprising the Company’s corporate compliance program, including anti-corruption compliance procedures, internal accounting controls, recordkeeping, due diligence, and internal audit procedures, including at sample sites;

(c)	meetings with, and interviews of, as relevant, Company employees, officers, directors, its third-party vendors, agents, or consultants and other persons at mutually convenient times and places; and

(d)	risk-based analyses, studies, and testing of the Company’s corporate compliance program.
14.The Monitor may take steps as reasonably necessary to develop an understanding of the facts and circumstances surrounding prior FCPA violations that may have occurred, but shall not conduct his or her own inquiry into those historical events.
15.After receiving the initial work plan, the Company and Commission staff shall provide any comments concerning the initial work plan within fifteen (15) days in writing to the Monitor and the Company. Any disputes between the Company and the Monitor with respect to the initial work plan shall be decided by the Commission staff in its sole discretion. Following comments by the Company and Commission staff, the Monitor will have fifteen (15) days to make revisions to the initial work plan.
16.The initial review shall commence no later than sixty (60) days from the date of the engagement of the Monitor (unless otherwise agreed by the Company, the Monitor, and the Commission staff). The Monitor shall issue a written report within one hundred twenty (120) days of commencing the initial review, setting forth the Monitor’s assessment and, if necessary, making recommendations reasonably designed to improve the effectiveness of the Company’s internal accounting controls and corporate compliance program as they relate to the Company’s compliance with the anti-corruption laws. The Monitor should consult with the Company concerning his or her findings and recommendations on an ongoing basis and should consider the Company’s comments and input to the extent the Monitor deems appropriate. The Monitor may also choose to share a draft of his or her report with the Company and Commission staff prior to finalizing them. The Monitor shall provide the report to the Board of Directors of the Company and contemporaneously transmit a copy to Commission staff.
17.Within ninety (90) days after receiving the Monitor’s initial report, the Company shall adopt and implement all recommendations in the report, provided, however, that as to any recommendation that the Company considers unduly burdensome, impractical, or costly, or inconsistent with applicable law or regulation, the Company need not adopt that recommendation at that time, but may submit in writing to the Monitor and the Commission staff within fifteen (15) days of receiving the report, an alternative policy, procedure, or system designed to achieve the same objective or purpose.
18.In the event the Company and the Monitor are unable to agree on an acceptable alternative proposal, the Company shall promptly consult with the Commission staff. Any disputes between the Company and the Monitor with respect to the recommendations shall be decided by the Commission staff in its sole discretion. The Commission staff may consider the Monitor’s recommendation and the Company’s reasons for not adopting the recommendation in determining whether the Company has fully complied with its obligations. Pending such determination, the Company shall not be required to implement any contested recommendation(s).
19.With respect to any recommendation that the Monitor determines cannot reasonably be implemented within ninety (90) days after receiving the report, the Monitor may extend the time period for implementation with prior written approval of the Commission staff.

Follow-Up Review

20.Within sixty (60) days after the issuance of the initial report, the Monitor shall submit a written work plan for the follow-up review to the Company and Commission staff. The Company and Commission staff shall provide any comments concerning the work plan within fifteen (15) days in writing to the Monitor. Any disputes between the Company and the Monitor with respect to the written work plan shall be decided by the Commission staff in its sole discretion. Following comments by the Company and Commission staff, the Monitor will have fifteen (15) days to make revisions to the initial work plan.
21.The follow-up review shall commence no later than ninety (90) days after the issuance of the initial report (unless otherwise agreed by the Company, the Monitor, and the Commission staff). The Monitor shall issue a written follow-up report within one hundred- twenty (120) days of commencing the follow-up review. The follow-up report shall set forth the Monitor’s assessment of, and any additional recommendations regarding, the Company’s internal accounting controls and corporate compliance program as they relate to the Company’s compliance with the anti-corruption laws; the Monitor’s assessment of the implementation by the Company of any recommendations made in the initial report; and the Monitor’s assessment of the commitment of the Company’s Board of Directors and senior management to compliance with the FCPA.
22.Within ninety (90) days after receiving the Monitor’s follow-up report, the Company shall adopt and implement all recommendations in the report, provided, however, that as to any recommendation that the Company considers unduly burdensome, impractical, or costly, or inconsistent with applicable law or regulation, the Company need not adopt that recommendation at that time, but may submit in writing to the Monitor and the Commission staff within fifteen (15) days of receiving the report, an alternative policy, procedure, or system designed to achieve the same objective or purpose.
23.In the event the Company and the Monitor are unable to agree on an acceptable alternative proposal within fifteen (15) days, the Company shall promptly consult with the Commission staff. Any disputes between the Company and the Monitor with respect to the recommendations shall be decided by the Commission staff in its sole discretion. The Commission staff may consider the Monitor’s recommendation and the Company’s reasons for not adopting the recommendation in determining whether the Company has fully complied with its obligations. Pending such determination, the Company shall not be required to implement any contested recommendation(s).
24.Throughout the Term of the Monitorship, the Monitor shall disclose to the Commission staff any credible evidence that corrupt or otherwise suspicious transactions occurred, or payments or things of value were offered, promised, made, or authorized by any entity or person within the Company, or any entity or person working directly or indirectly for or on behalf of the Company, or that related false books and records may have been maintained by or on behalf of the Company. The Monitor shall contemporaneously notify the Company’s General Counsel, Chief Compliance Officer, or Audit Committee for further action unless at the Monitor’s discretion he or she believes disclosure to the Company would be inappropriate under the circumstances. The Monitor shall address in his or her reports the appropriateness of the Company’s response to all improper activities, whether previously disclosed to the Commission staff or not.

Certification of Compliance

25.Within ninety (90) days of the issuance of the follow-up report, the Company shall certify in writing to the Commission staff with copy to the Monitor that the Company has adopted and has implemented, or is implementing on an agreed-to schedule, all of the Monitor’s recommendations in the initial and follow-up report(s), or the agreed-upon alternatives.
26.Within ninety (90) days of the issuance of the follow-up report, if the Monitor believes that the Company’s corporate compliance program is reasonably designed and implemented to detect and prevent violations of the anti-corruption laws and is functioning effectively, the Monitor shall submit to the Commission staff a written report (“Certification Report”) that certifies the Company’s compliance with its corporate compliance obligations under the Final Judgment. The Certification Report shall set forth an assessment of the sustainability of the Company’s remediation efforts and may also recommend areas for further follow-up in the Company’s future self-reporting. The Monitor may extend the time period for issuance of the Certification Report by fifteen (15) days with prior written approval of the Commission staff. Fourteen (14) days prior to issuing the Certification report, the Monitor shall orally notify the Commission staff whether he or she expects to be able to certify as provided herein.
Termination or Extension of the Monitorship

27.If at the conclusion of the ninety (90) day period following the issuance of the follow-up report, the Commission staff concludes, as informed by the Monitor’s Certification Report, that the Term of Monitorship should be extended, the Term of the Monitorship shall be extended for one year. While the Term of Monitorship can be extended at the sole discretion of the Commission staff, the parties anticipate that it may be extended if the Monitor is unable to certify as to the reasonable implementation by the Company of his or her recommendations or that the Company’s internal accounting controls and corporate compliance program are reasonably designed and effectively implemented to prevent violations of the FCPA.
28.Under such circumstances, the Monitor shall commence the second follow-up review no later than sixty (60) days after the Commission staff concludes that the Company has not successfully satisfied its compliance obligations under the Final Judgment (unless otherwise agreed by the Company, the Monitor, and the Commission staff). The Monitor shall issue a written follow-up report within one hundred twenty (120) days of commencing the second follow-up review in the same fashion as set forth in Paragraph 16 with respect to the initial review and in accordance with the procedures for follow-up reports set forth in Paragraphs 20-23. A determination to terminate the Monitorship shall then be made in accordance with Paragraph 27.
29.If, after completing the second follow-up review, the Commission staff again concludes that the Company has not successfully satisfied its obligations under the Agreement with respect to the Monitor’s Mandate, the Term of the Monitorship shall be extended until expiration of the Agreement, and the Monitor shall commence a third follow-up review within sixty (60) days after the Commission staff concludes that the Company has not successfully satisfied its compliance obligations under the Agreement (unless otherwise agreed by the Company, the Monitor, and the Commission staff). The Monitor shall issue a written follow-up report within one hundred twenty (120) days of commencing the third follow-up review in the same fashion as set forth in Paragraph 16 with respect to the initial review and in accordance with the procedures for follow-up reports set forth in Paragraphs 20-23.

Extensions of Time

30.Upon request by the Monitor or the Company, the Commission staff may extend any procedural time period set forth above for good cause shown.

Self-Reporting Period

31.If the Term of Monitorship is completed in less than thirty-six (36) months from the date of the retention of the Monitor, the Company shall enter into a Self-Reporting Period until such time as the Term of Monitorship and Self-Reporting Period total thirty-six (36) months.
32.During the Self-Reporting Period, the Company shall provide a written report to the Commission staff every one hundred eighty (180) days regarding whether the Company’s corporate compliance program is reasonably designed to detect and prevent violations of the anti-corruption laws, including: (i) additional remedial measures undertaken since the conclusion of the Term of Monitorship; (ii) results of internal audit or other testing done regarding the operation of its corporate compliance program; (iii) any changes to its compliance risk profile or any changes to its major business lines or organizational structure; and (iv) proposals for ensuring compliance with the anti-corruption laws, including the proposed scope of subsequent reviews.
33.The Company shall also disclose to the Commission staff any credible evidence that corrupt or otherwise suspicious transactions occurred, or payments of things of value were offered, promised, made, or authorized by an entity or person within the Company, or any entity or person working directly or indirectly for or on behalf of the Company, or that related false books and records may have been maintained by or on behalf of the Company, that it learns of that occurred after the date of this Consent and was not previously disclosed to the Commission staff.

Certification of Completion

34.No later than sixty (60) days from date of the completion of the undertakings with respect to the Term of Monitorship and Self-Reporting Period, the Company shall certify, in writing, compliance with the undertakings set forth above. The certification shall identify the undertakings, provide written evidence of compliance in the form of a narrative, and be supported by exhibits sufficient to demonstrate compliance. The Commission staff may make reasonable requests for further evidence of compliance, and Defendant agrees to provide such evidence.

Confidentiality of Reports

35.The reports submitted by the Monitor and the periodic reviews and reports submitted by the Company will likely include confidential financial, proprietary, competitive business or commercial information. Public disclosure of the reports could discourage cooperation, impede pending or potential government investigations or undermine the objective of the reporting requirement. For these reasons, among others, the reports and the contents thereof are intended to remain and shall remain non-public, except (i) pursuant to court order, (ii) as agreed to by the parties in writing, (iii) to the extent that the Commission determines in its sole discretion that disclosure would be in furtherance of the Commission’s discharge of its duties and responsibilities, or (iv) as is otherwise required by law.

Address for All Written Communications and Reports

36.All reports or other written communications by the Monitor or the Company directed to the Commission staff shall be transmitted to David Frohlich, Assistant Director,

Division of Enforcement, U.S. Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. A copy of the Certification of Completion and supporting materials shall also be transmitted to the Office of Chief Counsel of the Enforcement Division at the same address.
37.Defendant waives the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure.
38.Defendant waives the right, if any, to a jury trial and to appeal from the entry of the Final Judgment.
39.Defendant enters into this Consent voluntarily and represents that no threats, offers, promises, or inducements of any kind have been made by the Commission or any member, officer, employee, agent, or representative of the Commission to induce Defendant to enter into this Consent.
40.Defendant agrees that this Consent shall be incorporated into the Final Judgment with the same force and effect as if fully set forth therein.
41.Defendant will not oppose the enforcement of the Final Judgment on the ground, if any exists, that it fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure, and hereby waives any objection based thereon.
42.Defendant waives service of the Final Judgment and agrees that entry of the Final Judgment by the Court and filing with the Clerk of the Court will constitute notice to Defendant of its terms and conditions. Defendant further agrees to provide counsel for the Commission, within thirty (30) days after the Final Judgment is filed with the Clerk of the Court, with an affidavit or declaration stating that Defendant has received and read a copy of the Final Judgment.

43.Consistent with 17 C.F.R. 202.5(f), this Consent resolves only the claims asserted against Defendant in this civil proceeding. Defendant acknowledges that no promise or representation has been made by the Commission or any member, officer, employee, agent, or representative of the Commission with regard to any criminal liability that may have arisen or may arise from the facts underlying this action or immunity from any such criminal liability. Defendant waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein. Defendant further acknowledges that the Court’s entry of a permanent injunction may have collateral consequences under federal or state law and the rules and regulations of self-regulatory organizations, licensing boards, and other regulatory organizations. Such collateral consequences include, but are not limited to, a statutory disqualification with respect to membership or participation in, or association with a member of, a self-regulatory organization. This statutory disqualification has consequences that are separate from any sanction imposed in an administrative proceeding. In addition, in any disciplinary proceeding before the Commission based on the entry of the injunction in this action, Defendant understands that it shall not be permitted to contest the factual allegations of the Complaint in this action.

44.	Defendant understands and agrees to comply with the terms of 17 C.F.R.
§ 202.5(e), which provides in part that it is the Commission’s policy “not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegations in the complaint or order for proceedings.” As part of Defendant’s agreement to comply with the terms of Section 202.5(e), Defendant acknowledges the Deferred Prosecution Agreement for related conduct described in paragraph 2 above, and: (i) will not take any action or make or permit to be made any public statement denying, directly or indirectly, any allegation in the Complaint or creating the impression that the Complaint is without factual basis; (ii) will not make or permit to be made any public statement to the effect that Defendant does not admit the allegations of the Complaint, or that this Consent contains no admission of the allegations; and (iii) upon the filing of this Consent, Defendant hereby withdraws any papers filed in this action to the extent that they deny, directly or indirectly, any allegation in the Complaint. If Defendant breaches this agreement, the Commission may petition the Court to vacate the Final Judgment and restore this action to its active docket. Nothing in this paragraph affects Defendant’s: (i) testimonial obligations; or (ii) right to take legal or factual positions in litigation or other legal proceedings in which the Commission is not a party.
45.Defendant hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996, or any other provision of law to seek from the United States, or any agency, or any official of the United States acting in his or her official capacity, directly or indirectly, reimbursement of attorney’s fees or other fees, expenses, or costs expended by Defendant to defend against this action. For these purposes, Defendant agrees that Defendant is not the prevailing party in this action since the parties have reached a good faith settlement.
46.Defendant agrees that the Commission may present the Final Judgment to the Court for signature and entry without further notice.

47.Defendant agrees that this Court shall retain jurisdiction over this matter for the purpose of enforcing the terms of the Final Judgment.

Dated:	12/10/14		Avon Products, Inc.

		By:	/s/ Jeff Benjamin
Jeff Benjamin
Senior Vice President, General Counsel & Chief Ethics & Compliance Officer
Avon Products, Inc.
777 Third Avenue
New York, NY 10017

On December 10, 2014, Jeff Benjamin, a person known to me, personally appeared before me and acknowledged executing the foregoing Consent with full authority to do so on behalf of Avon Products, Inc.

/s/ Lorna P. Laemmie
Notary Public
Commission expires:
Lorna P. Laemmie
Notary Public, State of New York
No. 01LA4896276
Qualified in Queens County
Certificate Filed in New York County
Commission Expires June 20, 2018

Approved as to form:

/s/ Evan R. Chesler
Evan R. Chesler
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019-7475

Attorney for Defendant

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